UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 18, 2002
(Date of earliest event reported)

DIGITAL ANGEL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15177	52-1233960
(State of Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

490 Villaume Avenue, South St. Paul, MN 55075
(Address of Principal Executive Offices)

(651) 455-1621
(Registrant’s Telephone Number)

Item 4.   Changes in Registrant’s Certifying Accountant.

     On April 18, 2002, the Registrant dismissed BDO Seidman LLP (“BDO”) as the Company’s certifying accountant. BDO’s report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was unanimously approved by the Registrant’s board of directors, including all members of the Registrant’s audit committee. During the last two fiscal years and through the subsequent interim period beginning November 1, 2001 and ending April 18, 2002, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Registrant has engaged Grant Thornton LLP (“Grant Thornton”) as Registrant’s certifying accountant as of April 18, 2002 and will submit the retention of Grant Thornton for ratification to the Registrant’s shareholders at its 2002 annual meeting.

     On April 18, 2002, Applied Digital Solutions, Inc. (“ADS”) dismissed PricewaterhouseCoopers, LLP (“PWC”) as ADS’s certifying accountant. Prior to the merger of Digital Angel Acquisition Co., a wholly-owned subsidiary of the Registrant, with and into Digital Angel Corporation (“Digital Angel”), Digital Angel was a wholly-owned subsidiary of ADS. On April 18, 2002, ADS filed a Form 8-K describing the dismissal of PWC as its certifying accountant and on April 22, 2002 ADS filed an amended Form 8-K including PWC’s response.

Item 7.  Exhibits.

Exhibit No.

16	Letter from BDO Seidman, LLP to the Commission, dated May 1, 2002, stating that it agrees with the statements made in Registrant’s Report on Form 8-K/A.

Item 8.  Change in Fiscal Year.

     On April 18, 2002, the Registrant’s Board of Directors approved a change in the Registrant’s fiscal year. The new fiscal year will begin on January 1 and end on December 31 of each year. The report covering the transition period will be filed on Form 10-K.

Forward-Looking Statements

     This Form 8-K/A contains certain “forward-looking statements” which represent the Company’s expectations or beliefs, including, but not limited to, statements concerning industry performance and the Company’s operations, performance, financial condition, plans, growth and strategies. Any statements contained in this Form 8-K/A that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control, and actual results may differ materially depending on a variety of important factors many of which are beyond the control of the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2002

/s/ Randolph K. Geissler Digital Angel Corporation Randolph K. Geissler President and Chief Executive Officer